EXHIBIT 10.2

                             COMMERCIAL REAL ESTATE
                                 PROMISSORY NOTE

$6,500,000.00                                                   January 10, 2001


     FOR VALUE RECEIVED, ZOOM TELEPHONICS, INC., a Delaware corporation, having a principal place of business and chief executive office at 207 South Street, Boston, MA 02111 (hereinafter, the "Borrower") promises to pay to the order of

                         WAINWRIGHT BANK & TRUST COMPANY
             (hereinafter, with any subsequent holder, the "Lender")

at 63 Franklin Street, Boston, Massachusetts 02110 on January 10, 2006 (the "Maturity Date"), the sum of Six Million Five Hundred Thousand and No/100ths ($6,500,000.00) dollars, with interest on the unpaid principal balance of the within Note, (based upon three hundred and sixty (360) day year but accruing on the unpaid principal balance for the actual days elapsed) payable in arrears from the date hereof until the Maturity Date at the interest rate as set forth herein (the "Interest Rate").

PAYMENTS

         Principal and interest on this Note shall be repaid as follows:

(1) From and after the date hereof through and including January 10, 2002, (the "Change Date"), the interest rate herein shall be seven and 76/100ths percent (7.76%) per annum. Payments of principal and interest in the amount of $49,293.94 shall be due and payable monthly in arrears on the 10th day of each calendar month beginning February 10, 2001 and continuing until and including January 10, 2002, such monthly payment being based upon a twenty (20) year direct reduction amortization schedule;


(2) Thereafter, on January 10th of each calendar year thereafter commencing on January 10, 2002, (the " Change Date"), the Interest Rate herein shall be reset by Lender to a new fixed rate of interest and interest shall be payable at a fixed rate equal to the then current rate of the One (1) year Federal Home Loan Bank of Boston Daily Advance Rate for a one (1) year term as determined by Lender, in the Lender's sole discretion (absent manifest error), plus two and one-half (2.5%) percent per annum (the "Changed Rate"). Payments of principal and interest shall be due and payable monthly in arrears on the 10th day of each calendar



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                              Initials          Initials



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         month following each respective Change Date until the Maturity Date in an amount as determined by Lender, in Lender's sole discretion (absent manifest error) equal to the monthly payment required to amortize the then current outstanding principal balance of the Note at the Changed Rate based upon a continuation of twenty (20) year amortization schedule. In the event the Federal Home Loan Bank of Boston one year rate is no longer published or announced or becomes unascertainable for any reason, Lender shall designate a comparable reference rate for purposes of establishing the interest rate hereunder.

         All payments shall be made in immediately available funds in lawful money of the United States of America to the address of Lender stated herein.

         In any and all events, and without the necessity of notice thereof or demand therefor, the entire outstanding principal balance hereof and all accrued and unpaid interest hereon and any other charges or amounts due hereunder shall be due and payable in full on the Maturity Date.

BALLOON PAYMENT

         WHEN APPLICABLE, THE BORROWER ACKNOWLEDGES THAT THE MONTHLY INSTALLMENTS OF PRINCIPAL AND INTEREST WILL NOT FULLY REPAY THE PRINCIPAL INDEBTEDNESS EVIDENCED HEREBY BY THE MATURITY DATE, AND THAT A BALLOON PAYMENT OF THE ENTIRE UNPAID PRINCIPAL BALANCE AND ACCRUED UNPAID INTEREST SHALL BE DUE ON THE MATURITY DATE. THE LENDER HAS MADE NO AGREEMENT TO REFINANCE SUCH BALLOON PAYMENT.

PREPAYMENT; PREPAYMENT FEE

         This Note may be prepaid in whole or in part at anytime without penalty.

LATE CHARGES

         The Borrower shall pay a late charge equal to five (5%) percent of any amount not paid within fifteen (15) days of the due date thereof; provided, however, in no event shall such amount be less than $15.00.

ADDITIONAL PAYMENTS; ADDITIONAL PROVISIONS

         Any payments received by the Lender on account of this Note prior to demand or acceleration shall be applied: first, to any costs, expenses, or charges then owed the Lender by the Borrower, second, to accrued and unpaid interest, and third, to the unpaid principal balance hereof. Any payments so received after demand or acceleration shall be applied in such manner as the Lender may determine.

         Nothing in this Note or in any other Loan Document (as herein defined) shall require the payment, or permit the collection by the Lender or holder hereof, of interest in an amount exceeding the maximum amount permitted under applicable law in commercial mortgage loan transactions between parties of the character of the parties hereto (the "Maximum Interest Amount"). Borrower shall not be obligated to pay to Lender or said holder any interest in excess of the Maximum Interest Amount, and the amount of interest payable to Lender or said holder under the Loan Documents (as herein defined) shall under no circumstance be deemed to exceed the Maximum Interest Amount. To the extent that any payment made to Lender or said holder under the Loan Documents would cause the amount of interest charged to exceed the Maximum Interest Amount, such payment shall be deemed a prepayment of principal as to which no prepayment charge shall be required, notwithstanding anything to the contrary in this Note or in any other Loan Document, or, if the amount of excess interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to Borrower.

EVENTS OF DEFAULT

         The Lender, at its option, may declare the entire unpaid principal balance of this Note and accrued unpaid interest thereon and any other charges or amounts due hereunder to be immediately due and payable without demand or protest (which are hereby waived) upon the occurrence of any one or more of the following events (herein, "Events of Default"):

(a) The failure by the Borrower to pay any amount due under this Note, when due, and such failure shall continue for a period of more than ten (10) days after written notice from the Lender to the Borrower;

(b) The failure by the Borrower to pay upon demand (or when due, if not payable on demand) any of the Borrower's liabilities, obligations and indebtedness to the Lender (herein, the "Liabilities");

(c) The failure by the Borrower to promptly, punctually, and faithfully perform, discharge, or comply with any of the Borrower's Liabilities;

(d) The determination by the Lender that any material representation or warranty heretofore, now, or hereafter made by the Borrower (or by any guarantor) to the Lender, in any document, instrument, agreement, or paper was not materially true or accurate when given;

(e) The occurrence of any event such that any indebtedness of the Borrower from any lender other than the Lender could be accelerated, notwithstanding that such acceleration has not taken place;

(f) The breach, failure to perform or occurrence of any event of default (after expiration of applicable notice and cure periods, if any), under any agreement between the Lender and the Borrower, or instrument or paper given the Lender by the Borrower, whether such agreement, instrument or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper) including, without limitation, any Loan Agreement, Mortgage, Security Agreement and Assignment, Assignment of Leases and Rents, Indemnity Agreement Regarding Hazardous Materials, Compliance Agreement and UCC-1 Financing Statements all of even date herewith (collectively the "Loan Documents"), between the Borrower and Lender.

     (g) Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation agreement for the Borrower; the failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Reform Act of 1978 (as amended) (commonly referred to as the Bankruptcy Code) or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or to any other insolvency statute or procedure; the meeting by the Borrower with a formal creditors' committee; the offering by, or entering into by, the Borrower of any composition, extension or any other arrangement seeking relief of extension for the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; the filing of any complaint, application or petition against the Borrower pursuant to the Bankruptcy Code which complaint, application or petition is not dismissed within sixty (60) days thereafter;

(h) The entry of any judgment against the Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry;

(i)      The death of any individual maker;

(j) The termination of existence, dissolution, winding up, or liquidation of the Borrower;

(k) The occurrence of any of the foregoing Events of Default with respect to any trustee or beneficiary of the Borrower or any guarantor, endorser, or surety to the Lender of the Liabilities;

(l)      The termination of any guaranty by any guarantor of the Liabilities;

(m) A material and adverse change in the financial condition of the Borrower or any guarantor;

(n) The breach, failure to perform or occurrence of any event of default, Event of Default or the occurrence of any matter which, with the giving of notice or passage of time, or both, would constitute an event of default, under any agreement, instrument or paper given to the Lender by the Borrower, whether such agreement, instrument or paper now exists or hereafter arises.

         In addition, at the Lender's option and without demand, notice or protest, the occurrence of any such Event of Default shall also constitute a default under all other agreements between the Lender and the Borrower and under all other instruments and papers given the Lender by the Borrower.

         Upon the occurrence of any Event of Default or after the Maturity Date, the Borrower acknowledges and agrees that the Interest Rate shall be changed and, as such, interest from and after the date of any such Event of Default or after the Maturity Date shall accrue on the unpaid principal balance of this Note at an interest rate equal to the greater of (i) four (4%) percent per annum above the then applicable Interest Rate or (ii) the highest rate of interest per annum permitted by law.

         Any and all deposits or other sums at any time credited by, or due to the Borrower from, the Lender and any cash, securities, instruments, or other property of the Borrower in the possession of the Lender, whether for safekeeping, or otherwise, or in transit to or from the Lender, or in the possession of any third party acting on the Lender's behalf (regardless of the reason the Lender had received same or whether the Lender has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may upon the occurrence of an Event of Default be applied or set off against such Liabilities at any time, whether or not other collateral is available to the Lender.

         No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

INDEMNITY

         The Borrower, and each endorser and guarantor of this Note, shall indemnify, defend, and hold the Lender harmless against any claim brought or threatened against the Lender by any other person (as well as from attorneys reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower or any endorser hereof (each of which may be defended, compromised, settled, or pursued by the Lender with counsel of the Lender's selection, but at the expense of the Borrower and any endorser). The within indemnification shall survive the payment of the Liabilities and/or the discharge of the mortgage or other security documents.

EXPENSES

         The Borrower will pay on demand all attorneys' reasonable fees and out-of-pocket expenses incurred by the Lender in the administration of all Liabilities of the Borrower to the Lender. The Borrower will also pay upon demand, all reasonable attorneys' fees, out-of-pocket expenses incurred by the Lender's attorneys and all reasonable costs incurred by the Lender, including, without limitation, costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to the preservation, protection, collection or enforcement of any of the Lender's rights against the Borrower or any such endorser or guarantor, against any collateral given the Lender to secure this Note or any other Liabilities of the Borrower or such endorser and guarantor to the Lender or with respect to any indemnities given by the Borrower to the Lender (whether or not suit is instituted by or against the Lender).

WAIVER

         The Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, and protest, and also waives any delay on the part of the Lender hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the Borrower or any endorser or guarantor by the Lender with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of the Borrower or any endorser to the Lender.

         This Note shall be binding upon the Borrower and each endorser a hereof and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

         The liabilities of the Borrower and any endorser of this Note are joint and several; provided, however, the release by the Lender of any Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to the Borrower, any endorser is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in full.

TRANSFER

         The Borrower hereby agrees that, except as consented to by the Lender (in Lender's sole and absolute discretion) in writing, it shall not convey, sell, assign, mortgage, encumber, pledge or transfer in any manner the Borrower's legal or beneficial interests in any collateral securing this Note (the "Collateral") including, without limitation, the Mortgaged Property (as herein defined). If the Collateral (including, without limitation, the Mortgaged Property, or any part thereof), is so transferred or encumbered in violation of this covenant either directly or indirectly, the Lender shall have the right to demand payment in full of all obligations due and owing under this Note or the Loan Documents, including, without limitation, all principal, interest, prepayment penalties, late charges, costs and costs of collection, including attorneys' fees.

NOTICE

         Any notice to the Borrower provided for in this Note shall be given by hand delivery, overnight delivery for which receipt of delivery is rendered or mailing such notice by certified mail or registered mail, return receipt requested, and addressed to Borrower at the address set forth above or such other address as Borrower may designate by written notice to the Lender hereof. Any notice to the Lender shall be given by hand delivery, overnight delivery for which receipt of delivery is rendered, or mailing such notice by certified mail, return receipt requested, to such Lender at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to the Borrower.

WAIVER OF JURY TRIAL

         THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION OR PROCEEDING WHICH ARISES OUT OF, OR IS IN ANY WAY CONNECTED WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THE LOAN OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE, EMPLOYEE, AGENT OR COUNSEL OF THE BANK HAS REPRESENTED, WHETHER EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF SUCH LITIGATION, ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OR RIGHT TO A TRIAL BY JURY.

YEAR 2000 COMPLIANCE.

         The Borrower represents and warrants to the Bank (which representation and warranty shall survive the making of the loan to Borrower evidenced by this
Note) that the Borrower has taken all necessary action to assess, evaluate and correct all of the hardware, software, embedded microchips and other processing capabilities it uses, directly or indirectly, to ensure that it will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         This Note is secured by, among other things, a Mortgage, Security Agreement and Assignment and an Assignment of Leases and Rents, each from Borrower to Lender, of even date herewith covering the real property known as 195-201 South Street, 50 Utica Street, 207-209 South Street and 162-168 Kneeland Street, Boston, Massachusetts (the "Mortgaged Property"), which mortgage and assignment are recorded with the Suffolk County Registry of Deeds and filed with the Suffolk County Registry District of the Land Court. This Note is the Commercial Real Estate Promissory Note referred to in, and is subject to and entitled to the benefit of, that certain Loan Agreement by and between Lender and Borrower dated as of even date herewith (the "Loan Agreement").



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         This Note shall take effect as an instrument under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Note is being signed in Boston, Massachusetts.


Signed in the presence of: BORROWER

                                 Zoom Telephonics, Inc., a Delaware corporation



__________________________            By:      _________________________________
                                               Frank B. Manning
                                      Its:     President


__________________________            By:      _________________________________
                                               Robert A. Crist
                                      Its:     Treasurer